SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)    August 24, 2001
                                                ----------------------

Commission File No: 0-32917

                           RJV NETWORK, INC.
               (Name of small business in its charter)

               NEVADA                         94-3355026
          (State or other               (IRS Employer Id. No.)
     jurisdiction of Incorporation)

                       15147 SE 46th Way
                       Bellevue, Washington          98006
                   (Address of Principal Office)     Zip Code

                Issuer's telephone number:   (425) 267-1194

ITEM 5.  OTHER EVENTS

On August 24, 2001, RJV Network, Inc. (the "Company) Board of Directors and majority shareholders voted and approved a forward stock split of the Company's common stock in the ratio of 1:75. As a result, the Company's outstanding common shares were increased from 80,500 to 6,037,500. The share total, representing the forward split, shall be effective to holders of the Company's common stock on record as of August 20, 2001.


Dated:  August 24, 2001

                                            RJV Network, Inc.

                                            By: /S/Edward Velton
                                                ---------------------
                                                Edward Velton
                                                President and Director